Exhibit 99.1

Press Release March 16, 2022	7575 W. Jefferson Blvd. Fort Wayne, IN 46804

Steel Dynamics Provides First Quarter 2022 Earnings Guidance

FORT WAYNE, INDIANA, March 16, 2022 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today provided first quarter 2022 earnings guidance in the range of $5.55 to $5.59 per diluted share. Excluding the impact from costs associated with the startup of the company’s Sinton Texas Flat Roll Steel Mill growth investment of an estimated $83 million, or $0.30 per diluted share, the company expects first quarter 2022 adjusted earnings to be in the range of $5.85 to $5.89 per diluted share.

Comparatively, the company’s sequential fourth quarter 2021 earnings were $5.49 per diluted share, and adjusted earnings were $5.78 per diluted share excluding additional performance-based companywide special compensation of approximately $0.08 per diluted share (awarded to all non-executive, eligible team members in recognition of the company’s exceptional annual performance), a contribution to the company’s charitable foundation of $0.04 per diluted share, and costs of $0.18 per diluted share (net of capitalized interest), associated with construction and startup of the company's Texas Flat Roll Steel Mill. Prior year first quarter earnings were $2.03 per diluted share and adjusted earnings were $2.10 per diluted share, excluding costs of $0.07 per diluted share, associated with construction of the company's Texas Flat Roll Steel Mill.

First quarter 2022 profitability from the company’s steel operations is expected to be historically strong, but significantly lower than record fourth quarter 2021 results, driven by lower earnings from the company’s flat roll steel operations, as average expected flat roll pricing is expected to decline by more than 10 percent, more than offsetting anticipated higher shipments and lower average scrap prices. Flat roll steel prices have recently firmed with extending lead-times and expectations for further improvements based on higher input costs and global flat roll steel supply disruptions, coupled with a continuing strong demand environment. The automotive, construction, and industrial sectors continue to lead steel demand.

First quarter 2022 earnings from the company’s metals recycling operations are expected to be aligned with sequential fourth quarter results, based on improved metal margins offsetting modestly lower volume.

First quarter 2022 earnings from the company’s steel fabrication operations are expected to almost double sequential record fourth quarter results, as significantly higher selling values and strong shipments, more than offset marginally higher steel input costs. The non-residential construction sector remains strong as evidenced by robust order activity, resulting in a historically strong order backlog with record forward-pricing for the company’s steel fabrication platform. The company anticipates this momentum to continue through 2022 based on these dynamics.

Based on continued confidence in the company’s earnings outlook and cash flow generation, the company repurchased $362 million, or 3 percent, of its common stock during the first quarter through March 11, 2022. The company’s board of directors also increased the company’s first quarter 2022 cash dividend 31 percent and approved an additional $1.25 billion share repurchase authorization in February 2022.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States, based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that Adjusted Diluted Earnings Per Share, a non-GAAP financial measure, provides additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, Adjusted Diluted Earnings Per Share included in this release may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel and recycled metals marketplaces, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate”, “intend”, “believe”, “estimate”, “plan”, “seek”, “project”, or “expect”, or by the words “may”, “will”, or “should”, are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not a guarantee of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors including periods of slower than anticipated economic growth and the risk of a recession; (2) global steelmaking overcapacity and imports of steel, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues, such as the COVID-19 pandemic; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, or other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations or regulations; (8) compliance with and changes in environmental and remediation requirements; (9) significant price and other forms of competition from other steel producers, scrap processors and alternative materials; (10) availability of an adequate source of supply of scrap for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) litigation and legal compliance, (14) unexpected equipment downtime or shutdowns; (15) governmental agencies may refuse to grant or renew some of our licenses and permits required to operate our businesses; (16) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; and (17) the impact of impairment charges.

More specifically, refer to Steel Dynamics' more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com under “Investors — SEC Filings”.

Contact: Investor Relations — +1.260.969.3500